Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118
PAREXEL REPORTS FOURTH QUARTER AND FISCAL 2006 FINANCIAL RESULTS
- Fourth quarter service revenue grows 18% year-over-year,
backlog reaches a record $1.1 billion -
Boston, MA, August 7, 2006 — PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2006.
For the three months ended June 30, 2006, PAREXEL’s consolidated service revenue increased 18% to $169.5 million compared with $143.6 million in the prior year period. The Company reported operating income of $13.1 million, or 7.7% of service revenue, versus an operating loss of $23.7 million in the comparable quarter of the prior year as reported under Generally Accepted Accounting Principles (GAAP). Net income for the quarter totaled $8.4 million, or $0.31 per diluted share, compared with a net loss of $51.5 million, or $1.98 per diluted share, for the quarter ended June 30, 2005. Proforma results for the fourth quarter of Fiscal 2005, excluding the impact of $29.8 million of restructuring and special charges and a $25.5 million non-cash tax charge offset by $1.5 million of tax benefits, resulted in operating income of $3.8 million, net income of $2.3 million, and diluted earnings per share of $0.09. Pre-tax stock-based compensation expense in the quarter ended June 30, 2006 totaled $1.0 million and lowered operating margin by six-tenths of a percentage point, and reduced earnings per diluted share by $0.03. Results in the fourth quarter of Fiscal 2005 did not include stock-based compensation expense.
On a segment basis, consolidated service revenue for the fourth quarter of Fiscal 2006 was $121.3 million in Clinical Research Services (CRS), $32.8 million in PAREXEL Consulting and Marketing Services (PCMS), and $15.4 million in Perceptive Informatics, Inc.
For the full fiscal year ended June 30, 2006, consolidated service revenue was $614.9 million versus $544.7 million in the prior year. For Fiscal 2006 GAAP operating income was $39.9 million, or 6.5% of service revenue, compared with a GAAP operating loss of $276,000 in Fiscal 2005. Net income for Fiscal 2006 was $23.5 million or $0.87 per diluted share, compared with a net loss of $35.2 million, or $1.35 per diluted share in Fiscal 2005. On a proforma basis, excluding the impact of certain items in both Fiscal 2006 and Fiscal 2005 described below, operating income for the fiscal year was $40.8 million, or 6.6% of service revenue, versus $27.2 million, or 5.0% of service revenue in the prior fiscal year, net income was $24.4 million versus $18.6 million, and earnings per diluted share was $0.90 versus $0.70 in the prior year. Proforma results for Fiscal 2006 exclude the effect of $1.6 million of special charges related to the buy-back of the Perceptive minority interest, a $1.2 million reduction to the restructuring reserve as a result of changes in assumptions related to the June 2005 restructuring charge, and $500,000 in severance-related restructuring activity. Proforma results for Fiscal 2005 exclude the effect of $29.8 million of restructuring and special charges, and a $25.5 million non-cash tax charge, offset by $1.5 million of tax benefits. For Fiscal 2006, pre-tax stock-based compensation expense totaled $4.4 million and lowered operating margin by seven-tenths of a percentage point, and reduced earnings per diluted share by $0.16 (calculated using full year diluted shares outstanding). The results for Fiscal 2005 did not include stock-based compensation expense.
On a segment basis, consolidated service revenue for Fiscal 2006 was $442.5 million in Clinical Research Services, $117.1 million in PCMS, and $55.3 million in Perceptive Informatics, Inc.
PAREXEL’s backlog grew a robust 49.3% year-over-year, achieving an ending backlog of approximately $1.1 billion. The Company started the fourth quarter with $949.3 million in backlog. Adding the June quarter’s gross new business wins of $333.5 million to that amount, then subtracting $169.5 million in current quarter service revenue, and $19.8 million in cancellations, left the Company with a backlog of approximately $1.1 billion as of June 30, 2006. The net book-to-bill ratio in the quarter was 1.85, and for Fiscal 2006 was 1.59. Foreign exchange movements had a positive impact of approximately $27 million on the ending backlog compared with the end of March.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “During the fourth quarter, the hard work and dedication of our employees resulted in strong revenue growth, record new business awards and ending backlog, and continued profitability improvements. A key focus for the Company during Fiscal 2006 was to accelerate revenue growth, especially in our U.S. operations. Our success on this front was demonstrated by quarterly worldwide revenue growth of 18%, and U.S. revenue growth of 13%. We were able to achieve these results in the U.S. while continuing our strong revenue performance in Europe, Asia, and other areas of the world, which collectively grew 20.6% in the quarter.”
Mr. von Rickenbach continued, “In Fiscal 2007 we will remain committed to further improving our U.S. operations, with specific focus on those segments of our business that are underperforming. We have a number of initiatives currently underway that we believe will further enhance profitability and strengthen the portfolio of products and services that we offer to clients.”
The Company issued forward-looking guidance for the first quarter of Fiscal 2007 (ending September 30, 2006), and for Fiscal 2007. For the first quarter, the Company anticipates reporting consolidated service revenue in the range of $164 to $169 million and earnings per diluted share in the range of $0.22 to $0.24. For Fiscal 2007, consolidated service revenue is expected to be in the range of $700 to $720 million (using recent exchange rates) and earnings per diluted share is projected to be in the range of $1.12 and $1.22 (versus previously issued revenue guidance of $690 to $710 million, and earnings per diluted share of $1.10 to $1.20).
The Company believes that presenting the proforma information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with proforma results may be found in the attached financial tables.

A conference call to discuss PAREXEL’s fourth quarter and year-end earnings, business, and financial outlook will begin at 10 a.m. ET Tuesday, August 8th and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial 612-288-0337 and ask to join the PAREXEL quarterly conference call.
About the Company
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 40 countries around the world, and has 5,600 full-time employees.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the first quarter and full year of Fiscal 2007. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the amendment or interpretation of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), which could change the Company’s current assessment of the effects of the adoption of Statement 123R on the acceleration of equity grants, the assumptions inherent in equity pricing models under Statement 123R and the final results of the closing of the Company’s books for future financial periods; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 as filed with the SEC on May 9, 2006, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)
Unaudited

	For the three months
	ended June 30,	For the three months ended June 30,
	2006	2005
	As Reported	As Reported	Adjustments			Proforma
Service revenue	$169,485	$143,640				$143,640
Reimbursement revenue	44,775	34,476				34,476

Total revenue	214,260	178,116	—			178,116

Costs and expenses:
Direct costs	110,731	97,808				97,808
Reimbursable out-of-pocket expenses	44,775	34,476				34,476
Selling, general and administrative	38,983	35,865	(497)	(a	)	35,368
Depreciation and amortization	6,833	9,393	(2,705)	(b	)	6,688
Restructuring expense (benefit)	(131)	24,315	(24,315)	(c	)	—

Income (loss) from operations	13,069	(23,741)	27,517			3,776

Other income (expense)	(452)	(1,794)	2,302	(d	)	508

Income (loss) before income taxes	12,617	(25,535)	29,819			4,284

Provision (benefit) for income taxes	4,580	25,683	(23,959)	(e	)	1,724
Effective tax rate	36.3%					40.2%

Minority interest expense (benefit)	(391)	300				300

Net income (loss)	$8,428	$(51,518)	$53,778			$2,260

Earnings (loss) per common share:
Basic	$0.31	$(1.98)				$0.09
Diluted	$0.31	$(1.98)				$0.09

Shares used in computing earnings per common share:
Basic	26,797	26,055				26,055
Diluted	27,544	26,055				26,523

Balance Sheet Information	(Preliminary)
	June 30,	March 31,	June 30,
	2006	2006	2005

Billed accounts receivable, net	$152,175	$128,331	$123,779
Unbilled accounts receivable, net	119,888	104,374	94,108
Deferred revenue	(139,836)	(134,099)	(132,241)

Net receivables	$132,227	$98,606	$85,646

Cash and marketable securities	$92,749	$99,283	$88,622
Working capital	$140,241	$128,536	$120,301
Total assets	$549,197	$506,457	$475,736
Stockholders’ equity	$248,763	$228,402	$205,571

Quarterly Supplemental Financial Data

Total revenue	$214,260	$192,615	$178,116
Investigator fees	28,849	25,064	19,877

Gross revenue	$243,109	$217,679	$197,993

DSO	49	41	39

(a)	Represents $329 thousand of special charges associated with old client disputes and $168 thousand in other non-recurring expenses.

(b)	Represents $2.7 million of impairment charges associated with abandoned leased facilities and other fixed assets.

(c)	Represents a restructuring charge of $24.3 million ($4.2 million for severance expense associated with the elimination of 123 managerial and staff positions, $20.0 million related to abandoned leased facilities, and $0.1 million related to other costs).

(d)	Represents $1.2 million in impairment of long term assets, $0.9 million in a loss associated with unwinding of foreign exchange option agreements, and $0.2 million for other disputes.

(e)	Includes a $25.5 million one-time non-cash tax charge to record tax valuation reserves on a portion of the Company’s net deferred tax assets resulting from the loss position of certain PAREXEL subsidiaries, mainly in the United States.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)
Unaudited

	For the year ended June 30,					For the year ended June 30,
	2006					2005
	As Reported	Adjustments			Proforma	As Reported	Adjustments			Proforma
Service revenue	$614,947				$614,947	$544,726				$544,726
Reimbursement revenue	145,007				145,007	126,811				126,811

Total revenue	759,954	—			759,954	671,537	—			671,537

Costs and expenses:
Direct costs	406,241	(519)	(a	)	405,722	360,044				360,044
Reimbursable out-of-pocket expenses	145,007				145,007	126,811				126,811
Selling, general and administrative	143,652	(1,081)	(a	)	142,571	131,025	(497)	(c	)	130,528
Depreciation and amortization	26,035				26,035	29,618	(2,705)	(d	)	26,913
Restructuring expense (benefit)	(836)	679	(b	)	(157)	24,315	(24,315)	(e	)	—

Income (loss) from operations	39,855	921			40,776	(276)	27,517			27,241

Other income (loss)	1,919				1,919	1,016	2,302	(f	)	3,318

Income before income taxes	41,774	921			42,695	740	29,819			30,559

Provision (benefit) for income taxes	19,328	107			19,435	35,566	(23,959)	(g	)	11,607
Effective tax rate	46.3%				45.5%	4806.2%				38.0%

Minority interest expense (benefit)	(1,098)				(1,098)	351				351

Net income (loss)	$23,544	$814			$24,358	$(35,177)	$53,778			$18,601

Earnings (loss) per common share:
Basic	$0.89				$0.92	$(1.35)				$0.71
Diluted	$0.87				$0.90	$(1.35)				$0.70

Shares used in computing earnings per common share:
Basic	26,557				26,557	26,065				26,065
Diluted	27,013				27,013	26,065				26,623

(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.

(b)	Represents a $1.2 million reduction to the existing restructuring reserve as a result of changes in assumptions related to the June 2005 restructuring charge, which was partially offset by $0.5 million in additional severance-related restructuring activity.

(c)	Represents $329 thousand of special charges associated with old client disputes and $168 thousand in other non-recurring expenses.

(d)	Represents $2.7 million of impairment charges associated with abandoned leased facilities and other fixed assets.

(e)	Represents a restructuring charge of $24.3 million ($4.2 million for severance expense associated with the elimination of 123 managerial and staff positions, $20.0 million related to abandoned leased facilities, and $0.1 million related to other costs).

(f)	Represents $1.2 million in impairment of long term assets, $0.9 million in a loss associated with unwinding of foreign exchange option agreements, and $0.2 million for other disputes.

(g)	Includes a $25.5 million one-time non-cash tax charge to record tax valuation reserves on a portion of the Company’s net deferred tax assets resulting from the loss position of certain PAREXEL subsidiaries, mainly in the United States.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the three months ended
	June 30,
	2006	2005
Clinical Research Services (CRS)

Service revenue	$121,275	$100,035	(a	)
% of total service revenue	71.6%	69.6%
Gross profit	$40,741	$32,402	(a	)
Gross margin % of service revenue	33.6%	32.4%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$32,783	$32,167	(a	)
% of total service revenue	19.3%	22.4%
Gross profit	$11,165	$8,608	(a	)
Gross margin % of service revenue	34.1%	26.8%

Perceptive Informatics, Inc. (PII)

Service revenue	$15,427	$11,438
% of total service revenue	9.1%	8.0%
Gross profit	$6,848	$4,822
Gross margin % of service revenue	44.4%	42.2%

Total service revenue	$169,485	$143,640
Total gross profit	$58,754	$45,832
Gross margin % of service revenue	34.7%	31.9%

(a)	FY 2005 numbers have been adjusted to reflect FY 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the year ended
	June 30,
	2006					2005
	As Reported	Adjustments			Proforma	As Reported
Clinical Research Services (CRS)

Service revenue	$442,512				$442,512	$379,292	(b	)
% of total service revenue	72.0%				72.0%	69.6%
Gross profit	$150,291				$150,291	$128,109	(b	)
Gross margin % of service revenue	34.0%				34.0%	33.8%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$117,129				$117,129	$122,587	(b	)
% of total service revenue	19.0%				19.0%	22.5%
Gross profit	$35,580				$35,580	$37,268	(b	)
Gross margin % of service revenue	30.4%				30.4%	30.4%

Perceptive Informatics, Inc. (PII)

Service revenue	$55,306				$55,306	$42,847
% of total service revenue	9.0%				9.0%	7.9%
Gross profit	$22,835	$519	(a	)	$23,354	$19,305
Gross margin % of service revenue	41.3%				42.2%	45.1%

Total service revenue	$614,947				$614,947	$544,726
Total gross profit	$208,706	$519	(a	)	$209,225	$184,682
Gross margin % of service revenue	33.9%				34.0%	33.9%

(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.

(b)	FY 2005 numbers have been adjusted to reflect FY 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.